Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNUAL STOCKHOLDERS’ MEETING IS WEDNESDAY OCTOBER 3, 2018 – VOTE YOUR WHITE PROXY CARD TODAY

Virginia Beach, VA – September 26, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, encourages WHLR shareholders to vote with Management on the White Proxy Card.

The Company will be holding its annual stockholders’ meeting next Wednesday, October 3, 2018 at 9:30 a.m. EST in Charleston, South Carolina at the HarbourView Inn. Common stockholders of record as of August 23, 2018 are welcomed to attend the meeting and vote their shares. You are encouraged to submit a WHITE proxy card to have your shares voted regardless of whether or not you plan to attend the Annual Meeting.

The preeminent proxy advisory firms of Institutional Shareholder Services (ISS) and Glass Lewis have issued their recommendation for shareholders to vote WITH THE COMPANY on its WHITE proxy card in favor of the following:

•	ISS recommends reelection of seven of its eight members of the Board of Directors – Glass Lewis recommends the full slate of the Company’s nominees for reelection;

•	Advisory vote on the frequency of executive compensation advisory votes for one year; and

•	The ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending, December 31, 2018.

ISS has also recommended DO NOT VOTE for the Stilwell Group’s nominees on the green proxy card.

Conversely, the Stilwell Group has issued six letters and posted one sign in opposition of the WHLR nominees while nominating three of its own nominees without any indication of a strategic plan. We believe the Stilwell Group’s actions are counterproductive to WHLR’s current strategy for the following reasons:

•	Mr. Stilwell has no experience in operating a commercial real estate company and has failed to articulate a plan once appointed to the Board;

•	The WHLR Board has reached out and offered a Board seat to the only one of Mr. Stilwell’s candidates with real estate experience, yet he refused;

•	Mr. Stilwell refused to look at what is best for YOU and pursued this unnecessary and costly fight without looking for a solution;

•	We believe that Mr. Stilwell’s past activities, including sanctions and fines imposed by the SEC, are contradictory to what we feel is in the best interest of the company and its shareholders.

These ARE NOT the actions of somebody whose primary goal is aligned with shareholders. Please consider the following from The Stilwell Group’s 13D/A filing on September 5, 2018:
On March 16, 2015, Stilwell Value LLC (“Value”) and Joseph Stilwell consented to the entry of a civil administrative SEC order (the “Order”) that, among other things, alleged violations of sections of the Investment Advisers Act of 1940 and certain rules promulgated thereunder for failing to adequately disclose conflicts of interest presented by inter-fund loans. The Order, among other things, (1) suspended Mr. Stilwell from March 2015 to March 2016 from association with any investment adviser, broker, dealer, or certain regulated organizations, and imposed upon him a $100,000 civil money penalty; and (2) censured Value, imposed upon it a $250,000 civil money penalty (as well as the repayment obligation of $239,157 in fees), and required it to retain an independent monitor for three years, which monitorship concluded on April 9, 2018.

WHLR’s Board and management team are executing on the right plan to drive long-term, sustainable value creation for shareholders. The meeting is next week. Vote your shares FOR the WHLR Board. ISS and Glass Lewis have expressed their professional opinions. Glass Lewis supports the full Board, and ISS recommends seven of the eight current Board members for reelection. We believe the Board, along with the management team, are executing on the right plan to drive long-term, sustainable shareholder value.

IF YOU WANT TO SUPPORT WHLR PLEASE VOTE ONLY ON OUR WHITE PROXY CARD. PLEASE DO NOT VOTE “AGAINST” THE STILWELL GROUP AND THEIR GREEN PROXY CARD.

VOTING “AGAINST” STILWELL ON THEIR GREEN PROXY CARD WILL CANCEL YOUR VOTE FOR THE WHLR NOMINEES.

IF YOU HAVE ALREADY VOTED “AGAINST” STILWELL ON THEIR GREEN PROXY CARD, YOU CAN CORRECT YOUR VOTE BY SUBMITTING THE ENCLOSED WHITE PROXY CARD “FOR” WHLR’S NOMINEES.

ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. Specifically, the Company’s ability to produce income from grocery-anchored retail properties and its ability to create long-term value for shareholders are forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings” or “Proxy Materials” sections of the Company’s website at www.whlr.us.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us